Exhibit 99.1

Earnings Conference Call May 3, 2017 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports First Quarter 2017 Results

HOUSTON, TX, May 3, 2017 – NOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

•	Revenues were $631 million for the first quarter of 2017, up 17 percent sequentially and 15 percent year over year.

•	Net loss was $23 million for the first quarter of 2017, versus losses of $71 million in the fourth quarter of 2016 and $63 million a year ago. Non-GAAP net loss excluding other costs was $16 million compared to $31 million in the fourth quarter of 2016 and $38 million a year ago.

•	Diluted loss per share was $0.21 for the first quarter of 2017 compared to $0.66 in the fourth quarter of last year. Non-GAAP diluted loss per share excluding other costs was $0.15 for the first quarter of 2017 compared to $0.29 in the prior quarter.

•	Non-GAAP EBITDA excluding other costs for the first quarter of 2017 was a loss of $9 million, or negative 1.4 percent of sales, compared to losses of $31 million in the fourth quarter of 2016 and $51 million in the first quarter of 2016.

Refer to Supplemental Information in this release for GAAP to Non-GAAP reconciliations.

Robert Workman, President and CEO of NOW Inc., remarked, “We are excited that rig count improvements from late last year materialized into tank battery facility construction in the quarter, driving our largest sequential revenue gains since before the downturn. We anticipate continuing momentum from North America rig count additions, offset slightly by normal seasonal Canadian break-up in the second quarter.”

Prior to the earnings conference call a presentation titled “NOW Inc., First Quarter 2017 Review & Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 300 locations and approximately 4,500 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Daniel Molinaro

Senior Vice President and Chief Financial Officer

(281) 823-4941

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$102	$106
Receivables, net	412	354
Inventories, net	491	483
Prepaid and other current assets	20	16

Total current assets	1,025	959
Property, plant and equipment, net	136	143
Deferred income taxes	2	1
Goodwill	316	311
Intangibles, net	180	184
Other assets	4	5

Total assets	1,663	1,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$305	$246
Accrued liabilities	94	100
Other current liabilities	—	1

Total current liabilities	399	347
Long-term debt	82	65
Deferred income taxes	6	7
Other long-term liabilities	1	1

Total liabilities	488	420
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 107,667,793 and 107,474,904 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1	1
Additional paid-in capital	2,007	2,002
Accumulated deficit	(701)	(678)
Accumulated other comprehensive loss	(132)	(142)

Total stockholders’ equity	1,175	1,183

Total liabilities and stockholders’ equity	$1,663	$1,603

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Revenue	$631	$548	$538
Operating expenses:
Cost of products	517	461	450
Warehousing, selling and administrative	135	152	135

Operating loss	(21)	(65)	(47)
Other expense	(2)	(2)	(1)

Loss before income taxes	(23)	(67)	(48)
Income tax provision (benefit)	—	(4)	23

Net loss	$(23)	$(63)	$(71)

Loss per share:
Basic loss per common share	$(0.21)	$(0.59)	$(0.66)

Diluted loss per common share	$(0.21)	$(0.59)	$(0.66)

Weighted-average common shares outstanding, basic	108	107	107

Weighted-average common shares outstanding, diluted	108	107	107

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Revenue:
United States	$439	$357	$379
Canada	96	63	73
International	96	128	86

Total revenue	$631	$548	$538

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET LOSS TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

GAAP net loss (1)	$(23)	$(63)	$(71)
Interest, net (2)	1	—	1
Income tax provision (benefit)	—	(4)	23
Depreciation and amortization	13	12	14
Other costs (3)	—	4	2

EBITDA excluding other costs	$(9)	$(51)	$(31)

EBITDA % excluding other costs (4)	(1.4%)	(9.3%)	(5.8%)

NET LOSS TO NON-GAAP NET LOSS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

GAAP net loss (1)	$(23)	$(63)	$(71)
Other costs, net of tax (5) (6)	7	25	40

Net loss excluding other costs (6)	$(16)	$(38)	$(31)

DILUTED LOSS PER SHARE TO NON-GAAP DILUTED LOSS PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

GAAP diluted loss per share (1)	$(0.21)	$(0.59)	$(0.66)
Other costs, net of tax (5)	0.06	0.24	0.37

Diluted loss per share excluding other costs (6)	$(0.15)	$(0.35)	$(0.29)

(1)	In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net loss excluding other costs and (iii) diluted loss per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.
(2)	Interest, net was less than $1 million for the three months ended March 31, 2016.
(3)	Other costs primarily includes the transaction costs associated with acquisition activity, including the cost of inventory that was stepped up to fair value during purchase accounting and severance expenses which are included in operating loss. For the three months ended March 31, 2017, other costs was less than $1 million.
(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(5)	Other costs, net of tax, for the three months ended March 31, 2017 includes an expense of $7 million, after tax, for a valuation allowance recorded against the Company’s deferred tax assets; as well as, less than $1 million, after tax, in severance expenses that are included in operating loss.
(6)	Totals may not foot due to rounding.

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